Exhibit 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of October 31, 2014, is entered into by and between Singulariteam Fund LP., Singulariteam GP PTE Ltd, Singulariteam LP PTE Ltd, Moshe Hogeg and Kenges Rakishev (collectively, the “Filers”).

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D with respect to shares of common stock, par value $0.00001 per share of Infinity Augmented Reality, Inc. beneficially owned by them from time to time

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13D (and any amendments thereto) on behalf of each of the Filers (the “Schedule 13D”), and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

KNOW ALL BY THESE PRESENTS, that each of the undersigned Filers hereby constitutes and appoints Moshe Hogeg, as such undersigned’s true and lawful attorney-in-fact to:

1. Execute for and on behalf of such undersigned, in his or her capacity as a beneficial owner of equity securities of the Issuer, any and all amendments to the Schedule 13D;

2. Do and perform any and all acts for and on behalf of such undersigned which may be necessary or desirable to complete, execute and timely file any such filings with the Securities and Exchange Commission and any national securities exchange or similar authority; and

3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, such undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of such undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

Each of the undersigned hereby grants to the above-named attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such undersigned might or could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that the above-named attorney-in-fact or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the above-named attorney-in-fact, in serving in such capacity at the request of such undersigned, are not assuming any of such undersigned’s responsibilities to comply with Section 13(d), 13(g) or 16(a) of the Securities Exchange Act of 1934, as amended.

This power of attorney shall remain in full force and effect as to each of the undersigned until such undersigned is no longer required to make any filing pursuant to Section 13(d), 13(g) or 16(a) of the Securities Exchange Act of 1934, as amended, unless earlier revoked by such undersigned in a signed writing delivered to any of the above-named attorney-in-fact.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement and Power of Attorney as of the date set forth below:

Date: October 31, 2014

SINGULARITEAM FUND LP

By:	Singulariteam GP PTE Ltd, its general partner
By:	/s/ Moshe Hogeg
Moshe Hogeg
Director and Authorized Signatory

By:	/s/ Kenges Rakishev
Kenges Rakishev
Director and Authorized Signatory

SINGULARITEAM GP PTE LTD

By:	/s/Moshe Hogeg
Moshe Hogeg
Director and Authorized Signatory

By:	/s/ Kenges Rakishev
Kenges Rakishev
Director and Authorized Signatory

SINGULARITEAM LP PTE LTD

By:	/s/Moshe Hogeg
Moshe Hogeg
Director and Authorized Signatory

By:	/s/ Kenges Rakishev
Kenges Rakishev
Director and Authorized Signatory

MOSHE HOGEG

By:	/s/ Moshe Hogeg
Moshe Hogeg

KENGES RAKISHEV

By:	/s/ Kenges Rakishev
Kenges Rakishev